UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of Report: April 26, 2005

FindWhat.com, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes In Registrant's Certifying Accountant.

     (a)      On April 26, 2005, Ernst and Young LLP (“E&Y”), the independent registered public accounting firm for FindWhat.com, Inc. (the “Company”), notified the Company and its Audit Committee chairman that, effective with the completion of E&Y’s review of the Company’s interim financial information for the quarter ended March 31, 2005 and the Company’s filing of its related Form 10-Q, E&Y was resigning as the Company’s independent registered public accounting firm.

     The audit reports of E&Y on the consolidated financial statements of the Company for each of the most recent two fiscal years ended December 31, 2004 and December 31, 2003, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     From the date of E&Y’s engagement on March 18, 2003 through the date of its resignation notification to the Company on April 26, 2005, there were no disagreements as described under Item 304(a)(1)(iv) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to E&Y’s satisfaction, would have caused them to make reference to the subject matter in connection with any reports they may have rendered on the Company’s consolidated financial statements, within either of the past two fiscal years ended December 31, 2004 and December 31, 2003 and for the subsequent period through the date hereof, except as described below:

•	On April 26, 2005, E&Y reported to the Company and its Audit Committee chairman that the Company and E&Y had a disagreement with respect to the need to recognize an impairment of goodwill in connection with the Company’s 2004 consolidated financial statements. The Company recorded an adjustment in its 2004 consolidated financial statements, which resolved the matter to the satisfaction of E&Y. The Company’s Audit Committee has discussed this matter with E&Y and has authorized E&Y to respond fully to the inquiries of the successor accountant concerning the subject of the disagreement.

     From the date of E&Y’s engagement on March 18, 2003 through the date of its resignation notification to the Company on April 26, 2005, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K, within either of the past two fiscal years ended December 31, 2004 and December 31, 2003 and for the subsequent period through the date hereof, except as described below:

•	In the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A, which the Company filed with the SEC on May 2, 2005, management’s Annual Report on the Internal Control over Financial Reporting stated, and E&Y’s report on internal controls stated, that because of the material weaknesses disclosed in those reports, the Company’s internal control over financial reporting was not effective as of December 31, 2004, based on the COSO criteria. E&Y advised the Company of six material weaknesses in the Company’s system of internal control over financial reporting, which are disclosed in those reports, and these matters relate to (i) purchase accounting, (ii) goodwill impairment, (iii) revenue recognition for private label agreements and other revenue agreements, excluding those related to FindWhat.com Network revenue, (iv) personnel resources and technical accounting expertise, (v) quarterly and year-end financial statement close and review process, and (vi) segregation of duties.

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     The Company has provided E&Y with a copy of this Form 8-K prior to its filing with the SEC and has requested that E&Y furnish it with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of E&Y’s letter dated May 2, 2005 stating whether or not it agrees with the above statements is attached as Exhibit 16.1 to this Form 8-K and is filed herewith.

     The Company will file an amendment to this Form 8-K upon the effective date of E&Y’s resignation.

     The Audit Committee of the Board of Directors of the Company did not recommend or approve a change in the Company’s independent registered public accounting firm. However, the Audit Committee has accepted E&Y’s resignation. The Audit Committee began, in January 2005, and has continued through the date of filing of this Form 8-K, the process of interviewing other accounting firms with a view toward replacing E&Y as the Company’s independent registered public accounting firm.

Item 9.01.Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP dated May 2, 2005, addressed to the Securities and Exchange Commission

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FindWhat.com, Inc.

Date: May 2, 2005	By:	/s/ Craig A. Pisaris-Henderson
Craig A. Pisaris-Henderson
Chairman and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP dated May 2, 2005, addressed to the Securities and Exchange Commission